                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant / /
Filed by a party other than the  Registrant /X/
Check the appropriate box:
/ /    Preliminary proxy statement         / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /       Definitive proxy statement
/ /       Definitive additional materials
/X/       Soliciting material under Rule 14a-12

                               MAXWORLDWIDE, INC.
                (Name of Registrant as Specified in Its Charter)

                            NEWCASTLE PARTNERS, L.P.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/       No fee required.

/ /       Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
          0-11.

(1)       Title of each class of securities to which  transaction  applies:  Not applicable
--------------------------------------------------------------------------------
(2)       Aggregate  number of  securities  to which  transaction  applies:  Not applicable
--------------------------------------------------------------------------------
(3)       Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing  fee is  calculated  and  state  how it  was  determined):  Not applicable
--------------------------------------------------------------------------------
(4)       Proposed maximum aggregate value of transaction: Not applicable
--------------------------------------------------------------------------------
(5)       Total fee paid: Not applicable

/ /       Fee paid previously with preliminary materials.

/ /       Check box if any part of the fee is offset as provided by Exchange Act
          Rule  0-11(a)(2)  and identify the filing for which the offsetting fee was paid  previously.  Identify  the previous  filing by  registration statement number, or the form or schedule and the date of its filing.

(1)       Amount Previously Paid: Not applicable
--------------------------------------------------------------------------------
(2)       Form, Schedule or Registration Statement No.: Not applicable
--------------------------------------------------------------------------------
(3)       Filing Party: Not applicable
--------------------------------------------------------------------------------
(4)       Date Filed: Not applicable
--------------------------------------------------------------------------------

            On September 25, 2002, Newcastle Partners,  L.P. ("Newcastle") sent, and published as a press release,  the following  letter to  MaxWorldwide,  Inc.
(the "Company"):

                            NEWCASTLE PARTNERS, L.P.
                          200 Crescent Court, Suite 670
                               Dallas, Texas 75201

                                                   September 25, 2002

BY FAX AND FEDERAL EXPRESS

Board of Directors
MaxWorldwide, Inc.
50 West 23rd Street
Fourth Floor
New York, New York 10010

Dear Members of the Board:

            On September 18, 2002 Newcastle Partners, L.P. submitted an offer to acquire MaxWorldwide,  Inc. ("MaxWorldwide" or the "Company") for $.75 per share in cash, representing approximately a 74% premium to MaxWorldwide's market price on the day prior to the offer.  In that  letter we  expressed  our  interest  in proceeding  forward  immediately  and working  together  with the  Company,  and requested  the Company's  representatives  to contact us directly to address any questions  the Board  might  have.  Since that time,  there has been a deafening silence from the Company.  We have not been contacted by the Company nor has the
Company  made any public  announcement  regarding  our offer -- its only  public statement  occurred  when a spokesman for  MaxWorldwide  responded to a question with the  response,  "We have  never  heard of  [Newcastle]  and have never been approached."  This statement was later  retracted.  We assume the reason for the retraction was the fact that I met with officers of the Company at the Company's offices in May 2002; we have also sent correspondence to the Company and we have attempted to contact various  Company  officers via telephone and email numerous additional times, without success.

            The Board has a  fiduciary  obligation  to  seriously  consider  our offer,  which we believe is superior to any strategy  disclosed by the Board and current management, and is the best alternative for MaxWorldwide's stockholders.
WE  ARE  FIRMLY   COMMITTED  TO  MOVING   FORWARD  WITH  OUR  PLANS  TO  ACQUIRE
MAXWORLDWIDE.  Failure to accept our plan or to provide a realistic,  actionable alternative  in the immediate  future would reflect a complete  disregard of the fiduciary duties that the Board owes to MaxWorldwide's stockholders.

            MaxWorldwide's  lack of  responsiveness  to us is  reflective of its lack of  responsiveness  to its  stockholders  over  the  past  several  months.
Unfortunately,  MaxWorldwide has a history of not responding to stockholders. On behalf of Newcastle and the other stockholders, we call on the Board to commence the following:

       o    To release all financial  information for the quarter ended June 30,
            2002 as soon as possible,  and to immediately  disclose  information about cash  balances,  a number  that would not be  affected  by the
            "misclassifications"  for which MaxWorldwide  delayed the release of the financial statements;
       o    To announce  the  anticipated  release  date of  restated  financial results for prior periods;

                                       2

       o    To take  questions  from  stockholders  during  investor  conference calls;
       o    To schedule the Company's 2002 Annual Meeting of Stockholders;
       o    To announce the status of the pending  investigation of MaxWorldwide by each of the NASD and Securities and Exchange Commission;
       o    To explain  why the  Company  allowed  its  NASDAQ  listing to lapse without warning to stockholders,  resulting in trading of the common stock being relegated to the "pink sheets;"
       o    To more  thoroughly  review why the  Company  suddenly  changed  its strategy from selling the Company to acquiring  another business and why such strategy is superior to our offer; and
       o    To announce the measures  taken by  MaxWorldwide  to comply with the spirit as well as the provisions of the  Sarbanes-Oxley Act of 2002, and related  improvements  to  MaxWorldwide's  corporate  governance policies.

            We are ready,  willing and able to proceed  forward  with our offer.
Please  contact me at (214)  664-7474 to discuss any  questions  the Board might have or whether it would like additional information.  We stand ready to discuss with the Board and members of management any aspect of our proposal.

                               Very truly yours,

                               Newcastle Partners, L.P.
                               By: Newcastle Capital Management, L.P., its general partner
                               By: Newcastle Capital Group, L.L.C., its general partner

                               By: /s/ Mark E. Schwarz
                                   --------------------------------------
                                   Mark E. Schwarz, Managing Member

            Newcastle is a member of The MaxWorldwide  Full Value Committee (the
"Committee"). The Committee intends to make a preliminary filing with the SEC of proxy  materials to be used to solicit votes for the election of its nominees at
MaxWorldwide's next Annual Meeting of Stockholders.

            Newcastle  strongly advises all stockholders of MaxWorldwide to read the proxy  statement  when it is  available  because it will  contain  important information.  Such proxy  statement  will be available at no charge on the SEC's web site at http://www.sec.gov.

            Newcastle  Partners,  L.P. is a participant in The MaxWorldwide Full
Value  Committee.  In the aggregate,  members of the Committee  beneficially own
2,751,562  shares  of  Common  Stock.   Additional   information  regarding  the
participants  in The  MaxWorldwide  Full  Value  Committee  is  included  in the
Schedule 13D, as amended,  filed with the SEC by the  participants  on September
19, 2002.

                                       3